BRITISH COLUMBIA
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Number: BC0863961

CERTIFICATE
OF
INCORPORATION

BUSINESS CORPORATIONS ACT

I Hereby Certify that QMI SEISMIC INC. was incorporated under the Business Corporations Act on October 16, 2009 at 10:50 AM Pacific Time.

Issued under my hand at Victoria, British Columbia
On October 16, 2009

RON TOWNSHEND
Registrar of Companies
Province of British Columbia
Canada

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

RON TOWNSHEND
October 16, 2009

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: October 16, 2009 10:50 AM Pacific Time

Incorporation Number: **BC0863961**

Recognition Date and Time: Incorporated on October 16, 2009 10:50 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:
QMI SEISMIC INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
1250 WEST HASTING STREET
VANCOUVER BC V6E 2M4
CANADA

Delivery Address:
1250 WEST HASTING STREET
VANCOUVER BC V6E 2M4
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
1250 WEST HASTING STREET
VANCOUVER BC V6E 2M4
CANADA

Delivery Address:
1250 WEST HASTING STREET
VANCOUVER BC V6E 2M4
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Wood, Raymond

Mailing Address:
2927 PINETREE CLOSE
COQUITLAM BC V3E 2Z5
CANADA

Delivery Address:
2927 PINETREE CLOSE
COQUITLAM BC V3E 2Z5
CANADA

Last Name, First Name, Middle Name:
Poonia, Sandeep S.

Mailing Address:
1250 WEST HASTINGS STREET
VANCOUVER BC V6E 2M4
CANADA

Delivery Address:
1250 WEST HASTINGS STREET
VANCOUVER BC V6E 2M4
CANADA

Last Name, First Name, Middle Name:
Vig, Rana

Mailing Address:
9038 - 156ST ST.
SURREY BC V3R 5Y8
CANADA

Delivery Address:
9038 - 156ST ST.
SURREY BC V3R 5Y8
CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Class A Voting Common Shares	Without Par Value With Special Rights or Restrictions attached
1.	No Maximum	Class B Preferred	Special Rights or Restrictions are attached